Exhibit 10.2

EXECUTION VERSION

GENERAL SECURITY AGREEMENT

Dated as of August 2, 2023

among

The Grantors referred to herein, as Grantors

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Collateral Agent

Schedules:

Schedule I	-	Location, Chief Executive Office, Type Of Organization, Jurisdiction Of Organization, Tax Identification Number and Trade Names
Schedule II	-	Pledged Interests and Pledged Debt
Schedule III	-	Patents, Trademarks and Copyrights
Schedule IV	-	Commercial Tort Claims
Schedule V	-	Equipment and Inventory

Exhibits:

Exhibit A		Form of Security Agreement Supplement
Exhibit B		Form of Intellectual Property Security Agreement
Exhibit C		Form of Intellectual Property Security Agreement Supplement

i

GENERAL SECURITY AGREEMENT dated as of August 2, 2023 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among Global Crossing Airlines Group Inc., a Delaware corporation (the “Issuer”), Global Crossing Airlines, Inc., a Delaware corporation (“Guarantor”), the other Persons listed on the signature pages hereof (the “Subsidiary Grantors”), the Additional Grantors (as defined below) from time to time party hereto (the Issuer, Guarantor, the Subsidiary Grantors and such Additional Grantors, collectively, the “Grantors”) and U.S. Bank Trust Company, National Association, as collateral agent (in such capacity, together with any successors and permitted assigns in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Indenture (as defined below)).

PRELIMINARY STATEMENTS

(1)    The Issuer and the Guarantor have entered into an Indenture, dated as of even date herewith (as amended, restated, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time, the “Indenture”), with the Collateral Agent, and the other parties party thereto.

(2)    The Issuer and the Guarantor have entered into a Subscription Agreement, dated as of even date herewith (as amended, restated, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time, the “Subscription Agreement”), with the Holders from time to time party thereto and the Collateral Agent, pursuant to which the Holders have agreed to purchase Notes upon the terms and subject to the conditions expressly set forth therein.

(3)    Pursuant to the Subscription Agreement, the Grantors are entering into this Agreement in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Collateral (as defined below).

(4)    It is a condition precedent to the Closing Date that the Grantors shall have granted the security interests and made the pledges contemplated by this Agreement.

(5)    Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Note Documents and the other Collateral Documents (as defined herein).

(6)    Capitalized terms used in this Agreement and not otherwise defined herein are used as defined in the Indenture. Further, unless otherwise defined in this Agreement or in the Indenture, terms defined in Article 8 or 9 of the UCC are used in this Agreement as such terms are defined in such Article 8 or 9 (including, without limitation, Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account, Commodity Contract, Deposit Accounts, Documents, Equipment, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter- of-Credit Rights, Securities Accounts, Securities Intermediary, Security, Security Entitlements and Supporting Obligations). Section 1.04 of the Indenture is incorporated herein by this reference, mutatis mutandis.

NOW, THEREFORE, in consideration of the premises and in order to induce the Holders to purchase Notes, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

Section 1. Grant of Security. As collateral security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby collaterally assigns and pledges to the Collateral Agent (and its successors and permitted assigns), for the benefit of the Secured Parties, and each Grantor hereby grants to the Collateral Agent (and its successors and permitted assigns), for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter used, existing or arising (collectively, the “Collateral”):

(a)    all Accounts;

(b)    all cash and Cash Equivalents;

(c)    all Chattel Paper;

(d)    all Commercial Tort Claims (including, without limitation, those set forth on Schedule IV hereto, as such Schedule may be supplemented from time to time pursuant to Section 16);

(e)    all Documents;

(f)    all Equipment;

(g)    subject to Section 21 hereof, all Fixtures;

(h)    all General Intangibles;

(i)    all Goods;

(j)    all Instruments;

(k)    all Inventory;

(l)    all Letter-of-Credit Rights;

(m)    the following (the “Security Collateral”):

(i)    all indebtedness from time to time owed to such Grantor, including, without limitation, the indebtedness set forth opposite such Grantor’s name on and otherwise described on Schedule II (as such Schedule II may be supplemented from time to time by supplements to this Agreement) (all such indebtedness being the “Pledged Debt”), and the instruments and promissory notes, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

(ii)    all Equity Interests of any Person from time to time acquired, owned or held directly by such Grantor in any manner, including, without limitation, the Equity Interests owned or held by each Grantor set forth opposite such Grantor’s name on and otherwise described on Schedule II (as such Schedule II may be supplemented from time to time by supplements to this Agreement) (all such Equity Interests being the “Pledged Interests”), and the certificates, if any, representing such shares or units or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto; provided that, for the avoidance of doubt, such Grantor shall not be required to pledge, and the terms “Pledged Interests” and “Security Collateral” used in this Agreement shall not include, any Equity Interests that constitute Excluded Collateral; and

(iii)    all Investment Property and all Financial Assets, and all dividends, distributions, returns of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange therefor and all warrants, rights or options issued thereon or with respect thereto;

(n)    all contracts and agreements between any Grantor and one or more additional parties (including, without limitation, any Swap Contracts, licensing agreements and any partnership agreements, joint venture agreements, limited liability company agreements) and the IP Agreements (as defined below), in each case as such agreements may be amended, restated, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements (all such Collateral being the “Agreement Collateral”);

(o)    the following (collectively, excluding clause (viii) below, the “Intellectual Property Collateral”):

(i)    all patents, patent applications, utility models, statutory invention registrations and all inventions claimed or disclosed therein and all improvements thereto (“Patents”);

(ii)    all trademarks (including service marks), trademark applications, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law), together, in each case, with the goodwill symbolized thereby (“Trademarks”);

(iii)    all copyrights, including, without limitation, copyrights in Computer Software (as defined below), internet websites and the content thereof and other works protectable by copyright, whether registered or unregistered (“Copyrights”);

(iv)    all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);

(v)    all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

(vi)    all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration and exclusive Copyright licenses at the U.S. Patent and Trademark Office (the “USPTO”) or the U.S. Copyright Office (the “USCO”) set forth in Schedule III hereto (as such Schedule III may be supplemented from time to time by supplements to this Agreement, each such supplement being substantially in the form of Exhibit C hereto (an “IP Security Agreement Supplement”) executed by such Grantor to the Collateral Agent from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(vii)    all rights in the foregoing corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(viii)    all agreements granting to any Grantor, or pursuant to which any Grantor grants to any other Person rights in any of the foregoing (“IP Agreements”); and (ix) any and all claims for damages or injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

(p)    all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral;

(q)    all other tangible and intangible personal property of whatever nature whether or not covered by Article 9 of the UCC; and

(r)    all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and Supporting Obligations that constitute property of the types described in clauses (a) through (r) of this Section 1), and, to the extent not otherwise included, all payments under insurance covering any Collateral (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral;

provided that that notwithstanding anything to the contrary contained in the foregoing clauses (a) through (r), this Agreement shall not constitute a grant of a security interest in, and Collateral shall not include, (i) motor vehicles and other assets subject to certificates of title with a fair market value greater than $50,000, individually or in the aggregate; (ii) pledges and security interests prohibited by any Governmental Authority; (iii) Equity Interests in any Person, other than wholly owned Grantors, to the extent not permitted by the terms of such Person’s organizational or joint venture documents provided, that such prohibition exists on the Closing Date or at the time such Equity Interests are acquired (so long as such prohibition did not arise in contemplation of the Closing Date or such acquisition); (iv) assets to the extent a security interest in such assets would result in material adverse tax consequences (including as a result of the operation of Section 956 of the IRS Code or any similar law or regulation in any applicable jurisdiction) as reasonably agreed between the Issuer and the Trustee; (v) any lease, license or other agreement, any asset embodying rights, priorities or privileges granted under such leases, licenses or agreements, or any property subject to a purchase money security interest or similar arrangement, in each case permitted under the Indenture, to the extent that a grant of a security interest therein would violate, breach or invalidate such lease, license or agreement or purchase money arrangement or create a right of acceleration, modification, termination or cancellation in favor of any other party thereto (other than any Grantor) after giving effect to the applicable anti-assignment provisions of the New York UCC other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the New York UCC notwithstanding such prohibition; (vi) those assets as to which the Collateral Agent and the Issuer reasonably agree that the cost of obtaining such a security interest or perfection thereof is excessive in relation to the benefit to the Holders of the security to be afforded thereby; (vii) any assets owned by Non-Domestic Subsidiary; (viii) the Equity Interests of any entity that is not a Domestic Subsidiary; and (ix) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby; provided that (a) any such limitation described in this clause (ix) on the security interests granted shall only apply to the extent that any such prohibition or restriction could not be rendered ineffective pursuant to the Uniform Commercial Code of any applicable jurisdiction or any other applicable law or principles of equity and shall not apply (where the UCC is applicable) to any proceeds or receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition and (b) in the event of the termination or elimination of any such prohibition or restriction contained in any applicable license, franchise, charter or authorization, a security interest in such licenses, franchises, charters or authorizations shall be automatically and simultaneously granted under the applicable Collateral Documents and such licenses, franchises, charters or authorizations shall be included as Collateral (the foregoing described in clauses (i) through (ix) are, collectively, the “Excluded Collateral”).

Section 2. Security for Obligations. Without limiting the specific limitations contained herein and in the Indenture with respect to the application of the proceeds of the Collateral to the Obligations, this Agreement secures, in the case of each Grantor, the payment of all Obligations now or hereafter existing under the Note Documents (as such Note Documents may be amended, restated, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder)). Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Obligations that would be owed by such Grantor to any Secured Party under the Note Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Grantor.

Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under its contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Note Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Delivery and Control of Security Collateral. (a) (1) All certificates, if any, representing or evidencing the Pledged Interests and (2) all instruments representing or evidencing the Pledged Debt individually or in an aggregate principal amount together with all other such Pledged Debt in excess of $100,000 (other than any intercompany liabilities), in each case, shall be promptly delivered to and held by or on behalf of the Collateral Agent pursuant hereto and, with respect to such Pledged Interests or Pledged Debt acquired after the date hereof or owned or held by a Grantor formed after the date hereof, within 90 days of such acquisition or formation (or such later date as the Required Holders may agree in their reasonable discretion) shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. If an Event of Default shall have occurred and be continuing, and the Collateral Agent shall have given prior or concurrent written notice (which may be substantially simultaneous) (other than with respect to any Event of Default under Section 6.01(6) or Section 6.01(7) of the Indenture, in which no such notice shall be required) to the Grantor which is the holder of such Security Collateral of its intent to exercise remedies, the Collateral Agent shall have the right at any time, in its discretion, to (i) upon concurrent written notice to the Issuer, transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 10(a), (ii) exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations and (iii) convert Security Collateral consisting of Financial Assets credited to any Securities Account to Security Collateral consisting of Financial Assets held directly by the Collateral Agent, and to convert Security Collateral consisting of Financial Assets held directly by the Collateral Agent to Security Collateral consisting of Financial Assets credited to any Securities Account.

(b)    If an Event of Default shall have occurred and be continuing, and the Collateral Agent shall have given prior or concurrent written notice (which may be substantially simultaneous) (other than with respect to any Event of Default under Section 6.01(6) or Section 6.01(7) of the Indenture, in which no such notice shall be required) to the Grantor which is the holder of such Security Collateral of its intent to exercise remedies, with respect to any Security Collateral in which any Grantor has any right, title or interest and that (i) is a certificated security, promptly upon the request of the Collateral Agent, such Grantor will notify each issuer thereof that such Pledged Interests are subject to the security interests granted hereunder or (ii) is an uncertificated security, promptly upon the request of the Collateral Agent, such Grantor will cause the issuer thereof (or if the issuer thereof is not a wholly owned Subsidiary, use commercially reasonable efforts to cause the issuer thereof) either (A) to register the Collateral Agent as the registered owner of such security or (B) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Collateral Agent.

(c)    Each Grantor agrees that to the extent each interest in any limited liability company or limited partnership controlled now or in the future by such Grantor and pledged hereunder is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, (i) such interest shall be certificated and (ii) each such interest shall at all times hereafter continue to be such a security and represented by such certificate unless such Grantor provides (x) written notification to the Collateral Agent that such interest is not a “security” within the meaning of Article 8 of the UCC and (y) evidence thereof that is reasonably requested, and thereafter the Collateral Agent shall promptly return any certificate (and related instrument of transfer or assignment) representing such interest to Grantor. Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled now or in the future by such Grantor and pledged hereunder that is not a “security” within the meaning of Article 8 of the UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such Grantor provides written notification to the Collateral Agent of such election and such interest is thereafter represented by a certificate that is promptly delivered to the Collateral Agent pursuant to and in accordance with the terms hereof.

(d)    If an Event of Default shall have occurred and be continuing, and the Collateral Agent shall have given prior or concurrent written notice (which may be substantially simultaneous) (other than with respect to any Event of Default under Section 6.01(6) or Section 6.01(7) of the Indenture, in which no such notice shall be required), promptly (and, in all events, within 2 Business Days), such Grantor will notify each issuer of Pledged Debt that such Pledged Debt is subject to the security interests granted hereunder.

Section 5. [Reserved].

Section 6. Representations and Warranties. Each Grantor represents and warrants to the Collateral Agent and each Secured Party as follows (it being understood that none of the following applies to Excluded Collateral):

(a)    as of the Closing Date, (i) such Grantor’s exact legal name (within the meaning of Section 9-503(a) of the UCC, type of organization, jurisdiction of organization or incorporation, organizational identification number (if any)) and taxpayer identification number (if any) are correctly set forth in Schedule I hereto (as such Schedule I may be supplemented from time to time by supplements to this Agreement), (ii) such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office in the state or jurisdiction set forth in Schedule I hereto and (iii) such Grantor has no trade names other than as listed on Schedule I hereto and, within the five (5) years preceding the Closing Date, has not changed its name, location, chief executive office, type of organization, jurisdiction of organization or incorporation, organizational identification number (if any) or taxpayer identification number (if any) from those set forth on Schedule I, except as described on Schedule I hereto;

(b)    all of the Equipment and Inventory of such Grantor located in the United States, in each case, with value (together with the value of all Equipment and Inventory of all other Grantors located at the same location) in excess of $100,000 are located at the locations owned by such Grantor and specified on Schedule V hereto, each as of the Closing Date;

(c)    (i) All Pledged Interests consisting of certificated securities and (ii) all Pledged Debt consisting of instruments in an aggregate principal amount in excess of $100,000, in each case, have been or will be delivered to the Collateral Agent in accordance herewith and with the Subscription Agreement;

(d)    such Grantor is the legal and beneficial owner of the Collateral (other than Intellectual Property Collateral, which, for the avoidance of doubt, is subject to Section 6(g) hereto) granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement and other Permitted Liens;

(e)    (i) the Pledged Interests pledged by such Grantor on the Closing Date in respect of the Obligations constitute the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule II hereto, which schedule correctly represents as of the date hereof, all Pledged Interests, and with respect thereto, the issuer, the certificate number, if any, the Grantor and the record owner, the number and class and the percentage pledged of such class, (ii) no amount payable under or in connection with any of the Pledged Debt in an aggregate principal amount in excess of $100,000 on the Closing Date is evidenced by an instrument other than such instruments indicated on Schedule II, which schedule correctly represents the issuers thereof, the initial principal amount, the Grantor and holder and date of issuance of such Pledged Debt, and (iii) as of the Closing Date, the Pledged Interests pledged by such Grantor hereunder have been validly issued and, in the case of Pledged Interests issued by a corporation, are fully paid and non-assessable (to the extent such concepts are applicable in the relevant jurisdiction) and, in the case of Pledged Debt among the Grantors and their Subsidiaries, are legal, valid and binding obligations of the issuers thereof;

(f)    such Grantor has full power, authority and legal right to pledge all the Collateral pledged by such Grantor pursuant to this Agreement and upon the filing of appropriate financing statements under the UCC and the recordation of the IP Security Agreement (as defined below) with the USPTO and the USCO and the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by this Agreement), all actions necessary to perfect the security interest, so far as perfection is possible under relevant law, in the Collateral of such Grantor created under this Agreement with respect to which a Lien may be perfected by filing or possession or control pursuant to the UCC or 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 subject to the terms of this Agreement shall have been duly made or taken and are in full force and effect, and this Agreement, creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid, enforceable and, together with such filings and other actions, perfected, so far as perfection is possible under relevant law, first priority security interest in such Collateral of such Grantor (subject to the Permitted Liens), securing the payment of the Obligations;

(g)    except as could not reasonably be expected by such Grantor, in its reasonable business judgment, to have a Material Adverse Effect:

(i)    the conduct of the business of such Grantor, and to the knowledge of such Grantor, the conduct of the business of any such Grantor as currently conducted does not infringe upon, misappropriate, dilute or otherwise violate the intellectual property rights of any third party;

(ii)    such Grantor (A) is the sole and exclusive owner of all of the Intellectual Property Collateral set forth on Schedule III, and (B) owns or is entitled to use pursuant to a valid and enforceable agreement all Intellectual Property Collateral, free and clear of all Liens subject only to the terms of the IP Agreements;

(iii)    such Grantor owns or is entitled to use pursuant to a valid and enforceable agreement all intellectual property necessary for the conduct of any portion of such Grantor’s business;

(iv)    as of the Closing Date, the Intellectual Property Collateral set forth on Schedule III hereto includes all of the Patents, Trademarks and Copyrights filed at the USPTO or the USCO and all exclusive Copyright licenses to U.S. registered Copyrights that are material to the business of the Issuer and its Subsidiaries, taken as a whole (the “Registered Intellectual Property Collateral”);

(v)    the Registered Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part;

(vi)    no Person (A) to the knowledge of any Grantor, has or is engaging in any activity that infringes, misappropriates, dilutes or otherwise violates the Intellectual Property Collateral owned by such Grantor or (B) has breached or is breaching any duty or obligation owed to the Grantors pursuant to the terms of the IP Agreements;

(vii)    such Grantor has not received any written notice that remains outstanding challenging the validity, enforceability, or ownership of any Intellectual Property Collateral owned by such Grantor;

(viii)    no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by any Grantor or, to the knowledge of any Grantor, to which any Grantor is bound that adversely affects its rights to own or use any Intellectual Property Collateral;

(ix)    such Grantor has taken or caused to be taken commercially reasonable steps so that none of the Intellectual Property Collateral, the value of which to the Grantors is contingent upon maintenance of the confidentiality thereof, has been disclosed by such Grantor to any Person other than employees, contractors, customers, representatives and agents of the Grantors who are parties to customary confidentiality and nondisclosure agreements with the Grantors; and

(h)    as of the Closing Date, such Grantor has no Commercial Tort Claims with an individual claimed value in excess of $100,000 other than those listed in Schedule IV.

Section 7. Further Assurances.

(a)    Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or that the Collateral Agent may reasonably request, in order to grant, preserve, perfect and/or protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (i) if any such Collateral with a value in excess of $500,000 shall be evidenced by a promissory note or other instrument, deliver and pledge to the Collateral Agent hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent; (ii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary, or as the Collateral Agent may reasonably request, in order to perfect and preserve the perfected security interest granted or purported to be granted by such Grantor hereunder; (iii) deliver and pledge to the Collateral Agent for the benefit of the Secured Parties certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank (to the extent required to be pledged pursuant to this Agreement); and (iv) deliver to the Collateral Agent evidence that all other action that the Collateral Agent may reasonably require from time to time in order to grant, preserve, perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement has been taken. Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets of such Grantor, whether now owned or existing or hereafter acquired or arising and wheresoever located, and all proceeds and products thereof. (or words of similar effect), in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b)    At the time of delivery of the Compliance Certificate covering the annual financial statements with respect to the preceding fiscal year pursuant to Section 4.02(a) of the Indenture, the Issuer shall update Schedules II, III and IV of this Agreement with any changes since the Closing Date or the delivery of the Compliance Certificate covering the previous annual financial statements, as applicable, or confirm that there have been no such changes during such period.

Section 8. Post-Closing Changes; Collections on Assigned Agreements and Accounts.

(a)    No Grantor will divide or transfer its assets pursuant to a plan of division, or an LLC Division or LP Division, or change its name, type of organization, jurisdiction of organization or incorporation, taxpayer identification number (if any) or chief executive office from those referred to in Section 6(a) of this Agreement without promptly (and in any event, within thirty (30) days (or such longer period as the Required Holders may agree to in their reasonable discretion) following such change) giving written notice to the Collateral Agent and taking all action reasonably required for the purpose of maintaining the perfection and priority of the security interest created by this Agreement.

Except as otherwise provided in this Section 8(b), each Grantor will continue to collect, at its own expense, all amounts due or to become due to such Grantor under its Accounts. In connection with such collections, such Grantor may take (and, at the Collateral Agent’s direction during the continuation of an Event of Default, shall take) such commercially reasonable action as such Grantor (or, during the continuation of an Event of Default, the Collateral Agent) may deem necessary or advisable to enforce collection thereof; provided, however, that, upon prior written notice to the Issuer from the Collateral Agent stating that the Collateral Agent intends to exercise its rights pursuant to this Section 8(b), during the continuation of an Event of Default, the Collateral Agent shall have the right at any time, in its discretion, to notify the obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such prior written notice (to the extent required) to the Issuer and at the expense of such Grantor, to enforce collection of any such Accounts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Accounts, including, without limitation, those rights set forth in Section 9-607 of the UCC. During the continuation of an Event of Default, following delivery of the notice to the Issuer referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Accounts of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be either (A) released to such Grantor to the extent permitted under the terms of the Indenture so long as no Event of Default shall have occurred and be continuing or (B) if an Event of Default shall have occurred and be continuing, applied as provided in Section 6.06 of the Indenture and (ii) except with the consent of the Collateral Agent, such Grantor will not adjust, settle or compromise the amount or payment of any Account, release wholly or partly any obligor thereof, or allow any credit or discount thereon. For purposes of this Agreement (a) “LLC Division” means the statutory division of any limited liability company into two or more limited liability companies pursuant to Section 18-217 of the Delaware Limited Liability Company Act or a comparable provision of any other law and (b) “LP Division” means the statutory division of any limited partnership into two or more limited partnerships pursuant to Section 17-220 of the Delaware Limited Partnership Act or a comparable provision of any other law.

Section 9. As to Intellectual Property Collateral. (a) Except as would not reasonably be expected by each Grantor, in its reasonable business judgment, to have a Material Adverse Effect, with respect to each item of its Registered Intellectual Property Collateral, each Grantor agrees to take, at its expense, all commercially reasonable steps, including, without limitation, in the USPTO and USCO, to (i) maintain the validity and enforceability of such Intellectual Property Collateral, maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each item of such Intellectual Property Collateral, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the USPTO and USCO, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(b)    Except as could not reasonably be expected by each Grantor, in its reasonable business judgment, to have a Material Adverse Effect, each Grantor shall (i) use proper statutory notice in connection with its use of Registered Intellectual Property Collateral and (ii) maintain the quality of any and all products or services used or provided in connection with any Trademarks owned by such Grantor and included in the Intellectual Property Collateral, consistent with the quality of the products and services as of the date hereof, and taking all reasonable steps to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality. Except as could not be reasonably expected by each Grantor, in its reasonable business judgment, to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Registered Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain.

(c)    Notwithstanding the foregoing, each Grantor may refrain from taking, or shall be permitted to take, as the case may be, any actions otherwise prohibited or required by the foregoing clauses (a) and (b) of this Section 9 with respect to Intellectual Property Collateral which it determines in its good faith, commercially reasonable business judgment not to be useful to the business of the Issuer or any of its Subsidiaries or worth protecting or maintaining (including without limitation by abandoning, failing to defend or maintain, causing any such Intellectual Property Collateral to become unenforceable, abandoned, invalidated or publicly available or otherwise disposing of any such Intellectual Property Collateral). Each such Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any material Intellectual Property Collateral (now or hereafter existing) owned by such Grantor may become forfeited, abandoned or dedicated to the public domain, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the USPTO, USCO or any court) regarding the validity or enforceability or such Grantor’s ownership of such Intellectual Property Collateral, its right to register the same, or its right to own, use, keep and maintain the same.

(d)    With respect to its Registered Intellectual Property Collateral, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in

Exhibit B hereto (an “IP Security Agreement”), for recording the security interest granted hereunder to the Collateral Agent in such Registered Intellectual Property Collateral with the USPTO and USCO.

(e)    Without limiting Section 1, each Grantor agrees that should it obtain an ownership interest in any item of the type set forth in Section 1(o) that is not, as of the Closing Date, a part of the Intellectual Property Collateral (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto. Each Grantor shall, to the extent required pursuant to Article 11 of the Indenture, execute and deliver to the Collateral Agent, or otherwise authenticate, an IP Security Agreement Supplement covering such After-Acquired Intellectual Property which IP Security Agreement Supplement shall be recorded promptly by such Grantor with the USPTO and USCO.

(f)    At such time as the Collateral Agent is lawfully entitled to exercise its rights and remedies under Section 14, and solely during the continuation of an Event of Default, each Grantor grants to the Collateral Agent a non-exclusive, irrevocable license (exercisable without payment of royalty or other compensation to such Grantor) subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor no less than the standards used by Grantor’s historic use to avoid the risk of invalidation of such Trademarks, to use, assign, license or sublicense any Intellectual Property Collateral in which such Grantor has rights wherever the same may be located, including, without limitation, in such license access to (i) copies of all media in which any of the licensed items may be recorded or stored, and (ii) copies of all Computer Software used for compilation or print-out. The license granted under this Section is to enable the Collateral Agent to exercise its rights and remedies under Section 14 and for no other purpose and, with respect to any Intellectual Property Collateral not owned by a Grantor, is subject to any restrictions set forth in any applicable IP Agreement (provided that such restrictions did not arise in contemplation hereof). Any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default. For the avoidance of doubt, at the time of the release of the Liens as set forth in Section 19, the license granted to the Collateral Agent pursuant to this Section 9(f) shall automatically and immediately terminate.

Section 10. Voting Rights; Dividends; Etc. (a) Except during the continuance of an Event of Default and after receipt by the Issuer of prior (or substantially simultaneous) written notice from the Collateral Agent stating that the Collateral Agent intends to exercise its rights pursuant to Section 10(b)(i) (other than with respect to any Event of Default under Section 6.01(6) or Section 6.01(7) of the Indenture, in which no such notice shall be required):

(i)    each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; provided, however, that such Grantor will not exercise or refrain from exercising any such right in a manner prohibited by the Note Documents;

(ii)    each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Note Documents, including any and all:

(A)    dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

(B)    dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus and

(C)    cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral,

(iii)    in the case of the foregoing clause (A), any such property distributed in respect of any Security Collateral shall be deemed to constitute acquired property and shall be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement or other instrument) in accordance with the terms of this Agreement and the provisions of Article 11 of the Indenture and (y) in the case of the foregoing clauses (B) and (C), any such cash distributed in respect of any Security Collateral shall be subject to the provisions of the Indenture applicable to the proceeds of a Disposition of property; and

(iv)    the Collateral Agent will promptly execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b)    During the continuance of an Event of Default:

(i)    and after receipt by the Issuer of prior (or substantially simultaneous) written notice from the Collateral Agent stating that the Collateral Agent intends to exercise its rights pursuant to Section 10(b)(i) (other than with respect to any Event of Default under Section 6.01(6) or Section 6.01(7) of the Indenture, in which no such notice shall be required), all rights of each Grantor (1) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 10(a)(i) shall cease and (2) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 10(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions; and

(ii)    all dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 10(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

Section 11. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, solely upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (in accordance with this Agreement and each other applicable Note Document), including, without limitation:

(a)    to obtain and adjust insurance required to be paid to the Collateral Agent;

(b)    to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)    to receive, indorse and collect any drafts or other instruments, documents and Chattel Paper, in connection with clause (a) or (b) above; and

(d)    to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.

Section 12. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein after the expiration or termination of any applicable cure or grace periods, the Collateral Agent may, after providing notice to such Grantor of its intent to do so, but without any obligation to do so, itself perform, or cause performance of, such agreement, and the reasonable and documented out-of-pocket expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 15.

Section 13. The Collateral Agent’s Duties. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care with respect to the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Article 7 of the Indenture. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Article 7 of the Indenture.

(b)    The Secured Parties and the Collateral Agent have no obligation to keep Collateral in their possession identifiable. The Collateral Agent has no obligation to collect dividends, distributions or interest payable on, or exercise any option or right in connection with any Collateral. Subject to Section 13(a), the Collateral Agent has no obligation to protect or preserve any Collateral from depreciating in value or becoming worthless and is released from all responsibility for any loss of value, whether such Collateral is in the possession of, is a security entitlement of, or is subject to the control of, the Collateral Agent, a securities intermediary, the Grantor or any other person.

(c)    The Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the benefit of the Secured Parties, as security for the Obligations, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all duties, rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any duties, rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

Section 14. Remedies. During the continuation of an Event of Default, subject to any prior notice requirement provided hereunder:

(a)    The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Accounts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to accounts containing Cash Collateral and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Accounts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC, in each case in accordance with the other provisions of this Agreement. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten Business Days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)    After the Collateral Agent has given notice (to the extent required hereunder) to the applicable Grantor of its intent to exercise remedies, all payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

(c)    The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Obligations against any funds held with respect to any Deposit Account of a Grantor.

(d)    Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 15) in whole or in part by the Collateral Agent against, all or any part of the Obligations, in the manner set forth in Section 6.06 of the Indenture. Notwithstanding the foregoing, if intercreditor arrangements have been entered into in accordance with Section 11.02 of the Indenture among the holders of the Obligations and holders of any other Indebtedness permitted under the Indenture which provides for the application of proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral, then such proceeds may be applied pursuant to the terms of such intercreditor arrangements.

In the event of any sale or other disposition (including pursuant to a plan of division, LLC Division or LP Division) of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee such Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

(e)    If the Collateral Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this Section 14, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own expense, do or cause to be done all such other acts and things as may be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.

(f)    Subject to Section 10.08 of the Indenture, the Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 14, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto; (ii) any information and projections; and (iii) any other information in its possession, in each case of clauses (i), (ii) and (iii), relating to such Security Collateral.

(g)    Except as otherwise provided in any Note Documents, with the written consent of the Trustee and the Required Holders, to the extent permitted by any such requirement of law (including, without limitation, Section 9-610 of the UCC), the Collateral Agent (or any other Person on its behalf) may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Obligations against the purchase price) of the Collateral or any item thereof, offered for Disposition in accordance with this Section 14 without accountability to the relevant Grantor.

(h)    Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Secured Parties by reason of the failure by such Grantor to perform any of the covenants contained in Section 14(f) above and, consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Security Collateral on the date the Collateral Agent shall demand compliance with Section 14(f) above.

Section 15. Expenses. (a) Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable and documented out-of-pocket expenses, including, without limitation, the reasonable and documented out-of-pocket fees and expenses of its counsel that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

(b)    The parties hereto agree that the Collateral Agent shall be entitled to the benefits of, and the Grantors shall jointly and severally have the indemnification obligations of the Issuer described in Section 7 of the Subscription Agreement.

(c)    Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Note Documents. The provisions of this Section 15 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Note Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Note Document, any resignation or removal of the Collateral Agent, or any investigation made by or on behalf of the Collateral Agent or any Secured Party. The Grantors shall pay or reimburse the Collateral Agent and each Secured Party, as applicable, for all amounts due under this Section 15.

Section 16. Amendments; Waivers; Additional Grantors; Etc.. (a) Subject to Section 9.01 of the Indenture, no amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and the Indenture, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b)    Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement, the other Note Documents, to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement, the other Note Documents, to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental Schedules I through IV attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I through IV, respectively, hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

Section 17. Notices, Etc.. All notices and other communications provided for hereunder shall be in writing (including electronic mail, telegraphic, telecopy or telex communication or facsimile transmission) and emailed, mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to any Grantor, addressed to it in care of the Issuer at the Issuer’s address specified in Section 12.01 of the Indenture, or if to the Collateral Agent, at the Collateral Agent’s address specified in Section 12.01 of the Indenture. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 12.01 of the Indenture. Delivery by telecopier or in .pdf or similar format by electronic mail of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

Section 18. Continuing Security Interest; Assignments under the Indenture. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full in cash of the Obligations (other than contingent indemnification obligations as to which no claim has been asserted), (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors and permitted transferees and assigns. Without limiting the generality of the foregoing clause (c), any Holder may, if permitted by the Indenture, assign or otherwise transfer all or any portion of its rights and obligations under the Indenture to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Holder herein or otherwise, in each case as provided in Section 2.06 of the Indenture. No Grantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties, other than pursuant to a transaction permitted by the Indenture and consummated in accordance with the terms and conditions contained therein.

Section 19. Release; Termination. (a) Upon any sale, transfer or other disposition of any item of Collateral of any Grantor permitted by, and in accordance with, the terms of the Note Documents to a Person that is not a Note Party or in connection with any other release of the Liens on the Collateral provided for in Section 11.05 of the Indenture, such Collateral shall be automatically and without further action released from the security interests created by this Agreement. The Collateral Agent will, at such Grantor’s expense, execute and deliver without recourse and without any representation or warranty of any kind (either express or implied) to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that upon the Collateral Agent’s reasonable request, the Issuer shall have delivered to the Trustee and the Collateral Agent a certificate of a Responsible Officer of the Issuer to the effect that the release is in compliance with the Note Documents.

(b)    Upon the occurrence of the payment in full in cash of the Obligations (other than contingent indemnification obligations as to which no claim has been asserted), the pledge and security interests granted hereby shall automatically terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(c)    Notwithstanding anything to the contrary, in the event of any conflict between the terms of any this Section 19 and Section 11.02 of the Indenture, the terms of such Section 11.02 of the Indenture shall govern and control.

Section 20. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or in .pdf or similar format by electronic mail shall be effective as delivery of an original executed counterpart of this Agreement. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Agreement and the transactions contemplated hereby, shall be deemed to include electronic signature, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 21. Governing Law; Jurisdiction; Etc.. Section 12.06 (Governing Law; Jurisdiction; Waiver of Jury Trial) of the Indenture is hereby incorporated by reference, mutatis mutandis.

Section 22. Incorporation of Rights.. The rights, protections, privileges, benefits and immunities of the Collateral Agent under the Indenture are hereby incorporated herein by reference and extended to the Collateral Agent in acting hereunder.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

GLOBAL CROSSING AIRLINES GROUP INC., as a Grantor

By:	/s/ Edward Wegel
	Name:	Edward Wegel
	Title:	Chairman and CEO

GLOBAL CROSSING AIRLINES, INC., as a Grantor

By:	/s/ Edward Wegel
	Name:	Edward Wegel
	Title:	Chairman and CEO

GLOBAL CROSSING AIRLINES OPERATIONS LLC, as a Grantor

By:	/s/ Ryan Goepel
	Name:	Ryan Goepel
	Title:	EVP and CFO

GLOBALX AIR TOURS LLC, as a Grantor

By:	/s/ Ryan Goepel
	Name:	Ryan Goepel
	Title:	EVP and CFO

GLOBALX TRAVEL TECHNOLOGIES, INC., as a Grantor

By:	/s/ Ryan Goepel
	Name:	Ryan Goepel
	Title:	EVP and CFO

Signature Page to General Security Agreement

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Benjamin J. Krueger
	Name:	Benjamin J. Krueger
	Title:	Vice President

Signature Page to General Security Agreement

Exhibit A to the

General Security Agreement

FORM OF GENERAL SECURITY AGREEMENT SUPPLEMENT

[●], 2023

U.S. Bank Trust Company, National Association,

as the Collateral Agent for the Secured

Parties referred to in the

Indenture referred to below

[●]

Attention: [●]

Email: [●]

[Name of Additional Grantor]

Ladies and Gentlemen:

Reference is made to (i) the Indenture, dated as of July [●], 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among Global Crossing Airlines Group Inc., a Delaware corporation (the “Issuer”), Global Crossing Airlines, Inc., a Delaware corporation (“Guarantor”) and U.S. Bank Trust Company, National Association, as Trustee and Collateral Agent (in such capacities, together with any successors and permitted assigns in such capacities), and (ii) the General Security Agreement, dated as of July [●], 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantors from time to time party thereto and the Collateral Agent. Capitalized terms defined in the Indenture or the Security Agreement and not otherwise defined herein are used herein as defined in the Indenture or the Security Agreement (and in the event of a conflict, the applicable definition shall be the one given to such term in the Security Agreement).

Section 1. Grant of Security. The undersigned hereby collaterally assigns (provided that such collateral assignment shall not be deemed to constitute an assignment of the Intellectual Property Collateral) and pledges to the Collateral Agent (and its successors and permitted assigns), for the benefit of the Secured Parties, and the undersigned hereby grants to the Collateral Agent (and its successors and permitted assigns), for the benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned (including all Accounts, cash and Cash Equivalents, Chattel Paper, Commercial Tort Claims set forth on Schedule IV of the Security Agreement (as supplemented), Deposit Accounts, Documents, Equipment, Fixtures (subject to Section 21 of the Security Agreement), General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Security Collateral, Agreement Collateral, Intellectual Property Collateral, and the other Collateral referred to in clauses (q) and (r) of Section 1 of the Security Agreement), except for any Excluded Collateral, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

Section 2. Security for Obligations. Subject to the terms of the Security Agreement and the Indenture, the grant of a security interest in the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Obligations of the

Exhibit A - 1

undersigned now or hereafter existing under or in respect of the Note Documents (as such Note Documents may be amended, restated, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder)). Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Obligations that would be owed by the Grantor to any Secured Party under the Note Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Grantor.

Section 3. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules I through IV to Schedules I through IV, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct in all material respects.

Section 4. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 6 of the Security Agreement with respect to itself (as supplemented by the attached supplemental schedules) as of the date hereof.

Section 5. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned and that each reference to the “Collateral” or any part thereof shall also mean and be a reference to the undersigned’s Collateral or part thereof, as the case may be.

Section 6. Governing Law; Jurisdiction; Etc. Section 12.06 (Governing Law; Jurisdiction; Waiver of Jury Trial) of the Indenture is hereby incorporated by reference, mutatis mutandis.

Section 7. Execution in Counterparts. This Security Agreement Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement Supplement by telecopier or in ..pdf or similar format by electronic mail shall be effective as delivery of an original executed counterpart of this Security Agreement Supplement. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Security Agreement Supplement and the transactions contemplated hereby, shall be deemed to include electronic signature, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Exhibit A - 2

Exhibit A to the

General Security Agreement

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

Exhibit B to the

General Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”) dated as of [●], is among the Persons listed on the signature pages hereof (collectively, the “Grantors”) and U.S. Bank Trust Company, National Association, as collateral agent (in such capacity, together with any successors and permitted assigns in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Indenture referred to below).

WHEREAS, Global Crossing Airlines Group Inc., a Delaware corporation (the “Issuer”), Global Crossing Airlines, Inc., a Delaware corporation (“Guarantor”), have entered into an Indenture, dated as of even date herewith (as amended, restated, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time, the “Indenture”), with the Collateral Agent, and the other parties party thereto. Capitalized terms defined in the Indenture or in the Security Agreement (as defined below) and not otherwise defined herein are used herein as defined in the Indenture or the Security Agreement, as the case may be (and in the event of a conflict, the applicable definition shall be the one given to such term in the Security Agreement).

WHEREAS, as a condition precedent to the purchasing the Note by the Holders, each Grantor has executed and delivered that certain General Security Agreement, dated as of July [●], 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantors from time to time party thereto and the Collateral Agent.

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed thereunder to execute this IP Security Agreement for recording with the USPTO and/or the USCO, as applicable.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

A.    Grant of Security. Each Grantor, as collateral security for the prompt and complete payment and performance of the Obligations, hereby pledges to the Collateral Agent (and its successors and permitted assigns), for the benefit of the Secured Parties, and each Grantor hereby grants to the Collateral Agent (and its successors and permitted assigns), for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired by the undersigned, wherever located, and whether now or hereafter existing or arising (the “Collateral”):

a.    all patents, patent applications, utility models, statutory invention registrations, including, without limitation, those set forth in Schedule A hereto, and all inventions claimed or disclosed therein and all improvements thereto (the “Patents”);

b.    all trademarks, trademark applications, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered, including, without limitation, those set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to- use trademark applications prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law), together, in each case, with the goodwill symbolized thereby (the “Trademarks”);

c.    all copyrights, whether registered or unregistered, including, without limitation, the copyright registrations and applications set forth in Schedule C hereto (the “Copyrights”);

d.    all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

e.    any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

f.    any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing;

provided that notwithstanding anything to the contrary contained in the foregoing clauses a. through f., the security interest created hereby shall not extend to, and the term “Collateral” shall not include, any Excluded Collateral.

B.    Security for Obligations. The grant of a security interest in the Collateral by each Grantor under this IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Note Documents (as such Note Documents may be amended, restated, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder)). Without limiting the generality of the foregoing, this IP Security Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Obligations that would be owed by such Grantor to any Secured Party under the Note Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, or reorganization or similar proceeding involving such Grantor.

C.    Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks record this IP Security Agreement.

D.    Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all

Exhibit B - 2

of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this IP Security Agreement by telecopier or in .pdf or similar format by electronic mail shall be effective as delivery of an original executed counterpart of this IP Security Agreement. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this IP Security Agreement and the transactions contemplated hereby, shall be deemed to include electronic signature, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

E.    Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this IP Security Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

F.    Governing Law; Jurisdiction; Etc. Section 12.06 (Governing Law; Jurisdiction; Waiver of Jury Trial) of the Indenture is hereby incorporated by reference, mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

Exhibit B - 3

Exhibit B to the

General Security Agreement

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

GLOBAL CROSSING AIRLINES GROUP INC., as Grantor

By:
Name:
Title:

GLOBAL CROSSING AIRLINES, INC., as Grantor

By:
Name:
Title:

GLOBAL CROSSING AIRLINES OPERATIONS LLC, as a Grantor

By:
Name:
Title:

GLOBALX AIR TOURS LLC, as a Grantor

By:
Name:
Title:

GLOBALX TRAVEL TECHNOLOGIES, INC., as a Grantor

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as CollateralAgent

By:
Name:
Title:

Exhibit B - 5

Exhibit C to the

General Security Agreement

FORM OF INTELLECTUAL PROPERTY AGREEMENT SUPPLEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this “IP Security Agreement Supplement”) dated July [●], 2023 is made by the Person listed on the signature page hereof (the “Grantor”) in favor of U.S. Bank Trust Company, National Association, as collateral agent (in such capacity, together with any successors and permitted assigns in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Indenture referred to below).

WHEREAS, Global Crossing Airlines Group Inc., a Delaware corporation (the “Issuer”), Global Crossing Airlines, Inc., a Delaware corporation (“Guarantor”), have entered into an Indenture, dated as of even date herewith (as amended, restated, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time, the “Indenture”), with the Collateral Agent, and the other parties party thereto. Capitalized terms defined in the Indenture or in the Security Agreement (as defined below) and not otherwise defined herein are used herein as defined in the Indenture or the Security Agreement, as the case may be (and in the event of a conflict, the applicable definition shall be the one given to such term in the Security Agreement).

WHEREAS, pursuant to the Indenture, the Grantors have executed and delivered or otherwise become bound by that certain General Security Agreement, dated as of July [●], 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), and that certain Intellectual Property Security Agreement, dated as of July [●], 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”).

WHEREAS, under the terms of the Security Agreement, each Grantor has agreed to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in any after- acquired intellectual property collateral of such Grantor and has agreed in connection therewith to execute this IP Security Agreement Supplement for recording with the USPTO and/or the USCO, as applicable.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

A.    Grant of Security. Each Grantor, as collateral security for the prompt and complete payment and performance of the Obligations, hereby pledges to the Collateral Agent (and its successors and permitted assigns), for the benefit of the Secured Parties, and each Grantor hereby grants to the Collateral Agent (and its successors and permitted assigns), for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in and to the following (the “Additional Collateral”):

a.    the patents, patent applications, utility models and statutory invention registrations set forth in Schedule A hereto, and all inventions claimed or disclosed therein and all improvements thereto (the “Patents”);

b.    the trademarks, trademark applications, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law), together, in each case, with the goodwill symbolized thereby (the “Trademarks”);

c.    the copyright registrations and applications (the “Copyrights”) and exclusive licenses to U.S. registered Copyrights set forth in Schedule C hereto;

d.    all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

e.    any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

f.    any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Additional Collateral or arising from any of the foregoing;

provided that notwithstanding anything to the contrary contained in the foregoing clauses a. through f., the security interest created hereby shall not extend to, and the term “Collateral” shall not include, any Excluded Collateral..

B.    Supplement to Security Agreement. Schedule III to the Security Agreement is, effective as of the date hereof, hereby supplemented to add to such Schedule the Additional Collateral.

C.    Security for Obligations. The grant of a security interest in the Additional Collateral by the Grantor under this IP Security Agreement Supplement secures the payment of all Obligations of the Grantor now or hereafter existing under or in respect of the Note Documents (as such Note Documents may be amended, restated, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder)). Without limiting the generality of the foregoing, this IP Security Agreement Supplement secures the payment of all amounts that constitute part of the Obligations that would be owed by the Grantor to any Secured Party under the Note Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Note Party.

Exhibit C - 2

D.    Recordation. The Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks record this IP Security Agreement Supplement.

E.    Execution in Counterparts. This IP Security Agreement Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this IP Security Agreement Supplement by telecopier or in .pdf or similar format by electronic mail shall be effective as delivery of an original executed counterpart of this IP Security Agreement Supplement. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this IP Security Agreement Supplement and the transactions contemplated hereby, shall be deemed to include electronic signature, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

F.    Grants, Rights and Remedies. This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Additional Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this IP Security Agreement Supplement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

G.    Governing Law; Jurisdiction; Etc. Section 12.06 (Governing Law; Jurisdiction; Waiver of Jury Trial) of the Indenture is hereby incorporated by reference, mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

Exhibit C - 3

Exhibit C to the

General Security Agreement

IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

[NAME OF GRANTOR]

By:
Name:
Title: